TOUCHSTONE FUNDS

                                    Transactions Pursuant to Rule 10f-3 of ICA

                                            Select Advisors Portfolios
                                      Touchstone Income Opportunity Portfolio

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Name of Issuer:                                        Evenflo

Name of Security:                                      Evenflo 11.75% due 08/15/06 , cusip#29975PAA2
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Years of Issuers Operations:                           78 years

Date of Purchase:                                      08/20/98

Number of Units Purchased:                             250,000

Price Per Unit:                                        $100.00

Total Price Paid:                                      $250,000.00

Portfolio Assets on Trade Date:                        $10,526,604

% Gross Underwriting Spread:                           3%

Underwriting Type:                                     Firm

Total Offering:                                        110,000,000

25% of Offering:                                       27,500,000 Par value
3% of Total Assets:                                    $315,798.12

Underwriter :                                          Donaldson, Lufkin, Jenrette, Nationsbank

Broker from whom Portfolio purchased:                  Merrill Lynch
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